UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

January 8, 2009

Date of Report (Date of earliest event reported)

TIBCO Software Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26579	77-0449727
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3303 Hillview Avenue

Palo Alto, California 94304-1213

(Address of principal executive offices, including zip code)

(650) 846-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On January 8, 2009, Christopher Ahlberg announced his resignation as Executive Vice President, President Spotfire Division of TIBCO Software Inc. (the “Company”) effective on March 1, 2009.

(c) On January 14, 2009, the Company announced the appointment of Murray D. Rode, the Company’s Executive Vice President, Strategic Operations and Chief Financial Officer, to the position of Chief Operating Officer, effective immediately. Mr. Rode, age 44, joined the Company in February 1995 and has served as its Executive Vice President, Strategic Operations and Chief Financial Officer since October 2005. Mr. Rode’s salary and bonus opportunity are not changed at this time.

The Company also announced the appointment of Sydney Carey, the Company’s Senior Vice President, Finance and Corporate Controller, to the position of Executive Vice President and Chief Financial Officer, effective immediately. Ms. Carey, age 44, joined the Company in January 2004. From February 2002 to January 2004, Ms. Carey was Chief Financial Officer of Vernier Networks. From December 2000 until February 2002, Ms. Carey was Chief Financial Officer of Pacific Broadband Communications. In connection with the appointment, Ms. Carey’s annual salary will be increased to $300,000 and she will continue to participate in the Company’s Executive Incentive Compensation Plan.

The text of the press released entitled “TIBCO Software Announces Management Changes” is filed herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release of TIBCO Software Inc. dated January 14, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIBCO Software Inc.

By:	/s/ William R. Hughes
William R. Hughes Executive Vice President, General Counsel and Secretary

Date: January 14, 2009

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of TIBCO Software Inc. dated January 14, 2009.